FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made between the Kay M. Gumbinner Trust, a Virginia trust (“Holder”) and Innovative Logistics Techniques, Inc. a Virginia corporation and Innolog Holdings Corporation, a Nevada corporation, each with its principal place of business in Virginia (together, “Innolog” or “Maker”) (collectively referred to as the “Parties”).

RECITALS

A.           Innolog is indebted to Holder and has entered into 3 promissory notes in favor of Holder: a Secured Promissory Note, dated June 29, 2011, in the principal amount of $50,000, a Secured Promissory Note, dated July 17, 2011, in the principal amount of $50,000, and a Secured Promissory Note, dated August 1, 2011, in the principal amount of $25,000, (each a “Note” and collectively, the “Notes”). The total principal amount due and owing under the Notes is $125,000 of which $50,000 has been repaid and the total amount currently due thereunder is $178,098 (the “Total Amount”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Notes. All indebtedness, obligations and liabilities of Maker to Holder, now existing or hereafter arising or evidenced, whether or not specifically mentioned in this Agreement, are referred to as the “Obligations.” All instruments, documents and agreements evidencing, securing or pertaining to the Notes are the “Loan Documents.”

B.           Each of the Notes is past due and in default and as such has incurred various Late Fees, Default interest and are subject to collection costs.

C.           Each of the Notes contains a Confession of Judgment and several contain a requirement to immediately file UCC-1 Financing Statements and security interests in the accounts receivable of Innolog. Innolog and Guarantor each has a significant business and personal interest to avoid having the Confessed Judgments filed against it or him.

D.           The Holder previously extended the Maturity Date on several of the Notes.

E.            Innolog has requested that Holder, subject to the terms and conditions hereof, forbear for a period of time from the exercise of Holder’s respective rights and remedies otherwise available at law, in equity, by agreement or otherwise. The forbearance by Holder from the current exercise of its respective rights and remedies as provided for in this Agreement, and as requested by Maker, shall result in material direct and tangible benefit to both Maker and Guarantor.

F.           The Holder is willing to forbear pursuing its rights under the Notes in exchange for the consideration described herein, but without waiving any of the Obligations or amounts owed.

G.           Dr. Ian Reynolds has guaranteed one of the Notes and is willing to guarantee the full and prompt payment of the Obligations and the performance of this Agreement (the “Guaranty”) and in addition is desirous and willing to purchase shares of common stock of Galen Capital Corporation (the “Shares”) from Holder or its relatives or affiliates as may be requested up to a total of $78,000 and to enter into a Guaranty and Indemnity Agreement covering all of the obligations under this Forbearance Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the Parties, and in further consideration of the covenants and promises, agreements and premises set forth below, the Parties agree as follows:

1.          Binding Effect of Recitals. The above Recitals are incorporated into this Agreement by reference. Capitalized terms not otherwise defined herein shall have the meanings provided in the Notes and the Extension Agreement.

2.          Indebtedness. Maker acknowledges and agrees that Maker is in default and that as of September 7, 2011, One Hundred Seventy-Eight Thousand Ninety-Eight and 00/100 ($178,098.00) is past due and owing thereunder (the “Full Indebtedness”); provided, however, that Holder is willing to accept a total settlement amount of $153,000 plus any additional expenses (the “Settlement Amount”).

3.          Representations, Warranties and Covenants. In consideration of the limited agreement of Holder to forbear from the exercise of its rights and remedies as set forth above, Innolog represents and warrants to Holder that:

(i)            the Obligations were incurred for business or commercial purposes, and not for personal, family or household purposes.

(ii)           Innolog’s Indebtedness is due and payable by Innolog, and the Loan Documents are fully enforceable by Holder and are not subject to any defense, counterclaim, setoff or recoupment by Innolog.

(iii)          the execution and performance of this Agreement by Innolog does not and will not violate any agreement to which Innolog is a party or by which Borrow or its parent is governed. This Agreement represents an arm's-length transaction freely entered into by Innolog and Guarantors, and Holder has acted in good faith in the making of this Agreement. Innolog and Guarantors acknowledge that they have had the opportunity to retain independent counsel to participate in the negotiation and execution of this Agreement.

(iv)          The execution and performance of this Agreement by Innolog does not and will not violate any agreement to which Innolog is a party.

(v)           All financial and other information given by Innolog or any of their agents or representatives to Holder is and shall be true and accurate.

(vi)          During the Forbearance Period, other than continuing A/R financing for usual, custom and regularly recurring normal operating expenses, Innolog will not incur any additional debt except for debt approved by Holder in writing in advance.

(vii)         Innolog shall not take any action that would impair their ability to perform the obligations hereunder or to satisfy any of the terms hereof;

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(viii)        Innolog shall stay current on all payments and reimbursements of expenses to Fred Gumbinner and FRG Enterprises, Inc.

(ix)           Innolog shall not make any payments whatsoever to any person, creditor, agency, or governmental body or make any payments on any loans to any third party, except (A) in the ordinary, usual, consistently recurring, current normal operating expenses; (B) any secured A/R financing to fund (A) above; (C) the existing $75,000 A/R financing to Mel Booth, (D) the existing $200,000 A/R loan from YG funding, (C) the existing loan from BDR Avanti Finance, LLC and (E) the second $25,000 interest payment to YG Funding and its affiliates on the $225,000 bridge loan, until the Obligations are paid in full (i.e., no old debts, no past due obligations, no past due payable, no other loans or debts of any kind (except as listed above) may be paid until the Obligations are paid in full).   This obligation is intended to be comprehensive in nature and broadly construed. Innolog agrees that a breach of this representation and warranty would be an intentional act with knowledge and pre-disposed intent.

(x)            Innolog shall immediately upon become aware, inform Holder at any time or times when (i) a breach of a representation, warranty or covenant has occurred; (ii) a situation arises or exists that with the passage of time if not cured, would constitute a breach of a representation, warranty or covenant; and/or (iii) any lender, creditor, person, agency or entity files, or threatens to imminently file, a claim, lawsuit, administrative action or confession of judgment against Innolog.

(xi)           This Agreement is not being entered into with the intent to hinder, delay, or defraud any creditor of Innolog.

4.            Forbearance Period. The Holder shall forebear pursuing its rights under the Notes in accordance with the terms hereof until the earlier of (a) November 30, 2011, as may be extended per the clause below (the “Due Date”); (b) the breach or any provision hereof, including, without limitation, any representation or warranty or covenant; (c) the failure to make any payment required hereunder at prior to when due; (d) the filing of any confession or judgment or any legal or administrative action to recover a claim or moneys owed from Maker; or (e) if Holder, in its sole discretion, feels or deems that Holder’s position is insecure or that there is a reasonable likelihood that a breach has or is about to occur or that Holder will not be repaid as provided herein (the “Forbearance Period”).

5.          Default. The following shall each constitute a Default:

a.            A breach by Maker or Guarantor of any term of or a default by Maker or Guarantor under this Agreement or the Guaranty;

b.           If any Representation or Warranty is untrue;

c.           It Maker or Guarantor fails to perform any covenant or obligation hereunder or under the Guaranty; and

d.           Failure by Maker or Guarantor to make any payment when due.

6.          Forbearance Fee/Conditions of Forbearance. In consideration of Holder forebearing to exercise its rights, including not filing the Confession of Judgments and security interests, Innolog shall pay to Holder the following:

a.      $3,000 by wire transfer by Monday, 9/26/11, 5 pm (legal fees/collection costs to date);

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b.      at least $63,000 by wire transfer by Thursday, 9/15/11, 1 PM;

c.      an amount equal to $75,000 less the actual payments pursuant to 6(a) and 6(b) above by wire transfer by September 30, 2011, 3 pm.

d.      A settlement amount payment by the Due Date of $78,000 (the remainder of the Settlement Amount less the payments above) in such form as designated by the Kay Trust – i.e., interest, penalties, and/or the sale of the Shares with the purchase price being equal to holder’s basis in the Shares or as otherwise directed by Holder at any time. Maker and Guarantor shall promptly execute and deliver such documents to effectuate such purchase as Holder may request.

e.       In the event of and upon any Default:

(i)         Holder may accelerate all amounts due hereunder and declare the entire amount of the Obligations (based on the Total Amount, not the Settlement Amount) (less amounts previously paid) immediately due and payable;

(ii)         There shall be an initial default fee of fifty percent (50%) of the total Obligations outstanding at the time of the Default (“Default Fee”); plus there shall accrue and be due and payable additional late fees thereafter of ten percent (10%) of the total Obligations (including the Default Fee and future Late Fees) then outstanding every five (5) calendar days – each of which is to be immediately due and payable;

(iii)        The parties may file and pursue collection and recovery under the Confessions of Judgment, the Guaranty and/or the Security Agreement.

f.            Innovative Logistics Techniques, Inc. (“ILT”) shall concurrently with the execution hereof, execute and deliver the Security Agreement presented in connection herewith. Furthermore, ILT hereby authorizes and appoints Richard Golden as its attorney-in-fact with full power of attorney to execute and file any UCC-1 Financing Statement(s) and such other instruments in such jurisdiction s Holder may request in order to perfect Holder’s security interest under the Notes. Holder agrees to forego filing the Security Agreement and any associated UCC-1 Financing Statement until such time as there is a Default.

7.          Security. The obligations hereunder are secured by the Confession of Judgment, the accounts receivable of ILT (other than those 2 specific accounts receivable directly pledged to Mel Booth and to YG Funding under the currently existing A/R notes) and the Guaranty.

8.          Loan Documents. This Agreement shall not constitute a novation of any of the Loan Documents, and the Loan Documents shall remain in full force and effect subject only to Holder's agreement to forbear as set forth herein. All of the other terms of the Loan Documents shall remain in full force and effect and Holder shall have and maintain all of its rights thereunder.

9.          Release and Waiver. Maker hereby acknowledge and stipulate that they have no claims or causes of action against Holder of any kind whatsoever, whether arising out of the Loan Documents or out of the negotiation, execution and delivery of this Agreement. Innolog hereby release Holder from any and all claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which Innolog have or may acquire in the future relating in any way to any event, circumstance, action or failure to act by Holder in connection with any of the Obligations, from its inception through the date of this Agreement.

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10.         No Obligation to Extend Future Forbearances; No Waiver. Maker acknowledges and agrees that Holder is not obligated and does not agree to extend any other or future forbearances except as expressly set forth herein. This Agreement shall not constitute a waiver by Holder of any of Maker’s defaults under the Loan Documents. Except as expressly provided herein, Holder reserves all of its rights and remedies under each of the Loan Documents. No action or course of dealing on the part of Holder, its officers, employees, consultants, or agents, nor any failure or delay by Holder with respect to exercising any right, power or privilege of Holder under the Note, any other Loan Document, or this Agreement, shall operate as a waiver thereof, except to the extent expressly provided herein.

11.         Authority to Execute Agreement/Signatures. The Parties warrant that they are fully empowered and authorized to execute this Agreement and that the person signing on behalf of each party is fully authorized to do so. The Boards of Directors of each of Maker are aware of this Settlement Agreement and have authorized and approved its execution and delivery by Maker. The Parties warrant and represent that there are no additional entities or persons affiliated with any of the parties hereto who are necessary to effectuate this Agreement or related documents.

12.         Construction. The parties hereto agree that they have been represented by counsel or have had an opportunity to seek legal counsel during the negotiation, preparation and execution of this Guaranty and, therefore, voluntarily and expressly waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Furthermore, the parties agree that if any portion of this agreement is deemed overly broad or unenforceable then such language shall be construed in the broadest sense to be enforceable and shall not affect the enforceability of the rest of the agreement.

13.         Further Assurances & Indemnification. Maker agrees to immediately execute and deliver such other documents, instruments and agreements as may be requested from time to time by Holder (or its counsel or advisors) to carry out and effectuate the intent of this Agreement and to support Holder’s tax position with respect to the sale of the Shares to the fullest extent allowed by law. This obligation shall survive the payment of all amounts owed to Holder and its affiliates. Maker shall indemnify Holder and its affiliates and relatives for any breach of this provision or this Agreement, including without limitation any tax liability and any costs, fees, interest, penalties or expenses related thereto.

14.         TIOTE.         TIME IS OF THE ESSENCE under this Agreement.

15.         Miscellaneous. This Agreement may be executed in two or more identical counterparts, all of which constitute one and the same Agreement. Facsimile and electronic signatures will have the same force and effect as originals.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

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Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., jointly and severally (hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND ZERO CENTS ($175,000.00), plus the Default Fee; plus all Late Fees; plus interest at 28% per annum, compounded daily, from the date of Default, until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, less credit for any payments made.

Debtor hereby appoints the following persons, or any one of them, as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of 10627 Jones Street, #101B, Fairfax, Virginia 22030

Randall Borden, of 10627 Jones Street, #201A, Fairfax, Virginia 22030.

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount specified above, or such lesser amount as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker, jointly and severally acknowledge the Holders right to pursue the security and accounts receivable securing the Obligations and the Confessed Judgment. Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.

Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Loan Documents and this Agreement.

IN WITNESS WHEREOF, the Holder and Innolog have executed this Agreement as of 8th day of September, 2011.

KAY M. GUMBINNER TRUST,	INNOVATIVE LOGISTICS TECHNIQUES,
Trustee or its Duly Authorized and Empowered Representative or Attorney in Fact	INC.

By:__________________________________

By: ________	William P. Danielczyk, Chairman &/or Executive
Chairman
Robert Gumbinner,
Trustee

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INNOLOG HOLDINGS CORPORATION

By:__________________________________

William P. Danielczyk, Chairman &/or Executive
Chairman

ACCEPTED, ACKNOWLEDGED
AND AGREED

____________________________
Dr. Ian Reynolds, Guarantor
As of September 8. 2011

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